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                              Exhibit 1a(8)(f)(i)

                  FORM OF AMENDMENT TO PARTICIPATION AGREEMENTS



                                    Schedule
                             PARTICIPATION AGREEMENT
                                  By and Among
                  GE CAPITAL LIFE ASSURANCE COMPANY OF NEW YORK
                                       And
                         FIDELITY VARIABLE PRODUCTS FUND

                           (as Amended July 26, 2000)

                          Name(s) of Separate Accounts

                       GE Capital Life Separate Account II
                      GE Capital Life Separate Account III



                              Name(s) of Portfolio


                           VIP Equity-Income Portfolio
                              VIP Growth Portfolio
                             VIP Overseas Portfolio
                          VIP II Asset Manger Portfolio
                         VIP II Contrafund(R) Portfolio
                        VIP III Growth & Income Portfolio
                     VIP III Growth Opportunities Portfolio